                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                 MYWEB INC. COM


     Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, it is hereby certified that:

     1. The name of the corporation (the "Corporation") is:

                        My Web Inc.com

     2. Annexed hereto and made a part hereof is the entire text of the Articles of Incorporation of the Corporation as heretofore amended and as hereby restated.

         FIRST: The name of the corporation is My Web Inc.com (hereinafter called the "Corporation").

         SECOND: Its Principal office in the State of Nevada is located in 2527 North Carson Street, Suite 205, Carson City, Nevada 89701, that the Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding as of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

         THIRD: The objects for which this Corporation is formed are:

To engage in any lawful activity, including, but not limited to the following:

     (A) Shall have such rights, privileges and powers as may be conferred upon corporations by any exiting law.

     (B) May at any time exercises such rights, privileges and powers, when not inconsistent with the purposes and objects for which this Corporation is organized.

     (C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law,

     (D) Shall have power to sue and be sued in any court of law or equity.

     (E) Shall have power to make contracts.

     (F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

     (G) Shall have power to appoint such officers and agents as the affairs of the Corporation shall require, and to allow them suitable compensation.

     (H) Shall have power to make bylaws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meeting of its stockholders.

     (I) Shall have the power to wind up and dissolve itself, or be wound up or dissolved.

     (J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The sue of a seal or stamp by the Corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if its desires, but such use or nonuse shall not in any way affect the legality of the document.

     (K) Shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purposes of its incorporation; to issues bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

     (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, and other corporation, or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

     (M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor it capital, capital surplus, surplus, or other property or fund.

     (N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions an dependencies of the United States, the District of Columbia, and any foreign countries.

     (O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the Corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the Corporation, whether or not such business is similar in nature to the objects set forth, in the certificate or articles of incorporation of the Corporation, or any amendment thereof.

     (P) Shall have power to make donations for the public welfare or the charitable, scientific or educational purposes.

     (Q) Shall have the power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities.

         FOURTH: That the total number of voting common stock authorized that may be issued by the Corporation is ONE HUNDRED MILLION (100,000) shares of stock with a par value of One cent ($0.01) per share and no other class of stock shall be authorized. Said shares of stock with a par value of ONE CENT ($0.01) per share may be issued by the Corporation form time to time for such consideration as may be fixed from time to time by the Board of Directors. Each 100 shares of common stock outstanding at 9:00 a.m. February 23, 1999 shall be deemed to be one share common stock of the Corporation, par value ONE CENT ($0.01) per share.

         FIFTH: The governing board of this Corporation shall be known as directors, and the number of directors nay from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the Corporation are unissued or owned beneficially and of record by either one or two shareholders, the number of directors may be less than three (3) but not less then the number of stockholders.

         The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

         NAME                                     POST OFFICE ADDRESS
Dorothy J. Laughlin                        2527 N. Carson Street, Suite 205,
                                           Carson City, NV  89701

         SIXTH: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

         SEVENTH: The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

         NAME                                     POST OFFICE ADDRESS
Dorothy J. Laughlin                        2527 N. Carson Street, Suite 205,
                                           Carson City, NV  89701

         EIGHTH: The resident agent for this corporation shall be:

                            LAUGHLIN ASSOCIATES, INC.

The address of said agent, and, the principal or statutory address of this corporation in the state of Nevada, shall be:

                        2527 N. Carson Street, Suite 205,
                              Carson City, NV 89701

         NINTH: The Corporation is to have perpetual existence.

         TENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized;

         Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

         To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

         By resolution passed by a majority of the whole Board, to designate one
(1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be state in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

         When and as authorized by the affirmation vote of the Stockholders holding stock entitling them to exercise at lease a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at lease a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property an assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

         ELEVENTH: No shareholder shall be entitled as a matter or right to subscribe for or receive additional share of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

         TWELFTH: This Corporation reserved the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

         3. The undersigned officers have been authorized to execute this certificate by resolution of the Board of Directors of the Corporation adopted on May 26, 1999.

         The certificate correctly sets forth the text of the Articles of Incorporation as amended to the date of this certificate.

Executed on July 19, 1999.


           By:

                /s/ T.S. Wong
           ----------------------------------------

                T.S. Wong, President
           ----------------------------------------


                /s/ Steven A. Saide
           ----------------------------------------

                Steven A. Saide, Assistant Secretary
           ----------------------------------------

STATE OF NEW YORK      )
                       )       SS:
COUNTY OF NEW YORK     )

         On this 19th day of July, 1999, before me, the undersigned, a Notary Public in and for the County of New York, State of New York personally appeared:

                  T.S. Wong

         Known to me to be the person whose name is subscribed to the foregoing Restated Articles of Incorporation and acknowledged to me that be executed the same.


                                               /s/ Steven A. Saide
                                               -----------------------------
                                               Notary Public

         Commission expires:


(SEAL)

STATE OF NEW YORK     )
                      )       SS:
COUNTY OF NEW YORK    )

         On this 19th day of July, 1999, before me, the undersigned, a Notary Public in and for the County of New York, State of New York personally appeared:

                   Steven A. Saide

         Known to me to be the person whose name is subscribed to the foregoing Restated Articles of Incorporation and acknowledged to me that be executed the same.

                                               /s/ illegible
                                               -----------------------------
                                               Notary Public

         Commission expires:


(SEAL)